EXHIBIT 32.2

Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Michelle M. Plummer, Chief Financial Officer, of Greene County Bancorp, Inc. (the “Company”) certifies in her capacity as an officer of the Company that he or she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 2020 and that to the best of her knowledge:

a.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.
the information contained in the report fairly presents, in all material respects, the consolidated financial condition and consolidated results of operations of the Company as of the dates and for the periods covered by the report.

This statement is authorized to be attached as an exhibit to the report so that this statement will accompany the report at such time as the report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 USC 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Date: February 12, 2021	/s/ Michelle M. Plummer
Michelle M. Plummer, CPA, CGMA
Executive Vice President, Chief Financial Officer and Chief Operating Officer